Exhibit 10.1

AMENDMENT ONE TO THE
BE AEROSPACE, INC. 2010 DEFERRED COMPENSATION PLAN
(as amended effective September 11, 2013)

Pursuant to the power of amendment reserved under Section 10.2 of the BE Aerospace 2010 Deferred Compensation Plan (the “Plan”), the B/E Aerospace, Inc. Benefits Committee (the “Committee”) hereby amends the Plan, effective as of the date hereof, as follows:

I.

The name of the Plan shall be the “B/E Aerospace, Inc. 2010 Deferred Compensation Plan”.

II.

Section 2.39 of the Plan is hereby amended by deleting the last sentence.

III.

Section 4.5 of the Plan is deleted in its entirety and replaced with the following new Section 4.5:

“Vesting.  Participant Deferrals shall be 100% vested at all times to the extent the Compensation being deferred is vested pursuant to the terms of any agreement, plan or arrangement pursuant to which the Compensation was granted to the Participant.”

IV.

Pursuant to Section 5.1 of the Plan, the Committee has determined that “Deferrals of Compensation” in the form of restricted stock awards deferred as restricted stock units shall not be eligible for Company Contributions;

V.

Section 8.4 of the Plan is hereby amended by adding the following paragraph to the end thereof:

“Notwithstanding anything in this Section 8.4 to the contrary, a Participant may not change his or her investment allocation with respect to restricted stock units deferred under the Plan until six months following the date such restricted stock units vest.”

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Except as amended herein, the Plan shall continue in full force and effect.  This Amendment One to the BE Aerospace Inc. 2010 Deferred Compensation Plan may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Committee has adopted this Amendment One to the BE Aerospace, Inc. 2010 Deferred Compensation Plan effective as of the date set forth above.

/s/ Ryan M. Patch
Ryan M. Patch
Vice President – Law
General Counsel and Secretary

/s/ Thomas P. McCaffrey
Thomas P. McCaffrey
Senior Vice President and
Chief Financial Officer

/s/ Roger Franks
Roger Franks
Associate General Counsel -
Employee Relations/ Litigation

/s/ Stephen Swisher
Stephen Swisher
Vice President – Finance and
Controller

/s/ Eric J. Wesch
Eric J. Wesch
Vice President – Finance and Treasurer

/s/ Norris B. Powell
Norris B. Powell
Vice President – Human Resources

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